U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549










                                       Form 8-K










               Current Report Pursuant to Section 13 or 15(d) of
                             The Securities Act of 1934


           Date of Report                         December 4, 2001
                                        (Date of earliest event reported)



                                TGC Industries, Inc.

             (Exact name of registrant as specified in its charter)



          Texas                  0-14908                 74-2095844
     (State or other            (Commission           (I.R.S. Employer
      jurisdiction               File Number)         Identification No.)
     of incorporation)




     1304 Summit, Suite 2
          Plano, Texas                                      75074
  (Address of principal executive offices)               (Zip Code)


  Registrant's telephone number, including area code:      (972) 881-1099






  Item 5.     Other Events


       On December 4, 2001, the Board of Directors of TGC Industries, Inc. ("TGC") or (the "Company") announced that the conversion price per share of Common Stock will be reduced from $2.00 per share to $1.61 per share [resulting in each share of Preferred Stock being convertible into 3.10 shares of Common Stock] and the conversion price increase will be delayed from December 31, 2001 until January 31, 2002, in an effort to encourage the conversion of its outstanding Series C 8% Convertible Exchangeable Preferred Stock. The December 4, 2001 Press Release is attached hereto as Exhibit "A."

   Item 7.   Exhibits

             A.   Press Release disseminated on December 4, 2001.



  Signatures


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         TGC INDUSTRIES, INC.


December 4th, 2001                        By:   /s/ WAYNE A. WHITENER
                                                 Wayne A. Whitener,
                                                 President and CEO
                                          (Principal Executive Officer)






















                                               FOR IMMEDIATE RELEASE

  NEWS RELEASE:

  ________________________________________________________________________

  TGC INDUSTRIES, INC.

            Contact: KEN USELTON (972) 881-1099


       TGC INDUSTRIES, INC. REDUCES CONVERSION PRICE
  TO ENCOURAGE CONVERSION OF ITS OUTSTANDING SERIES C 8%
         CONVERTIBLE EXCHANGEABLE PREFERRED STOCK


  PLANO, TEXAS, DECEMBER 4, 2001   TGC Industries, Inc. ("TGC" or the
  "Company") (Nasdaq SmallCap: "TGCIP") announced today that its Board of Directors at a Special Meeting held on November 30, 2001, determined that the conversion price of the $5.00 per share Series C 8% Convertible Exchangeable Preferred Stock (the "Preferred Stock") will be reduced from $2.00 per share to $1.61 per share [resulting in each share of Preferred Stock being convertible into 3.10 shares of Common Stock] and the conversion price increase will be delayed until January 31, 2002, in an effort to encourage the conversion of the Preferred Stock into shares of Common Stock.

       The date of the increase of the conversion price of the Preferred Stock will be delayed from December 31, 2001 until January 31, 2002 and the subsequent date of the increase of the conversion price of the Preferred Stock will remain December 31, 2002. As a result, the conversion price is $1.61 per share of Common Stock if converted prior to the close of business on January 31, 2002. After January 31, 2002 and prior to the close of business on December 31, 2002, the conversion price per share of Common Stock shall be $3.75. Thereafter, the conversion price per share of Common Stock shall be $6.00. The Preferred Stock is currently being traded on the NASDAQ SmallCap Market under the symbol "TGCIP."

       TGC is in the geophysical services business, primarily conducting Three-D ("3-D") surveys for clients in the oil and gas business.